UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2016

CABELA’S INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-32227	20-0486586
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Cabela Drive, Sidney, Nebraska		69160
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (308) 254-5505

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2016, the Board of Directors of Cabela’s Incorporated (the “Company”) appointed Scott K. Williams as the Company’s President. Mr. Williams, age 52, served as the Company’s Executive Vice President and Chief Commercial Officer from August 2015 to February 2016. From October 2011 to August 2015, he was the Company’s Executive Vice President and Chief Marketing and E-Commerce Officer. Mr. Williams joined the Company after serving as President of Fanatics, Inc., a vertically integrated online retailer of team and league licensed sports apparel and collectibles, from June 2010 to February 2011. Mr. Williams was a Corporate Vice President of Wal-mart Stores, Inc. from 2006 to May 2010, serving as General Manager of Samsclub.com. From 1996 to 2006, Mr. Williams was an executive with OfficeMax Incorporated, where he held a series of key leadership positions, including Senior Vice President, OfficeMax Direct Business Segment, and Senior Vice President, Marketing.

As part of Mr. Williams’ promotion, his annual base salary was increased to $750,000. He also received a one-time grant of 33,333 restricted stock units, which cliff vest on February 8, 2020. The restricted stock units are subject to the Company’s current form of restricted stock unit agreement and current form of proprietary matters agreement, which are required to be entered into as a condition to being granted the restricted stock units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABELA'S INCORPORATED

Dated:	February 10, 2016	By:	/s/ Ralph W. Castner
Ralph W. Castner Executive Vice President and Chief Financial Officer